UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

Solomon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:
Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement

On April 1, 2005, Solomon Technologies, Inc. (the “Company”) borrowed $50,000 from Pinetree (Barbados) Inc. (“Pinetree”) and issued a promissory note in the principal amount of $50,000 to Pinetree. On April 1, 2005, the Company borrowed $10,000 from Woodlaken, LLC (“Woodlaken”) and issued a promissory note in the principal amount of $10,000 to Woodlaken. The notes bear interest at a rate of 12% per annum and have substantially the same terms as the promissory note in the principal amount of $40,000 issued by the Company to Woodlaken on March 7, 2005 and the promissory note issued in the principal amount of $100,000 to Jezebel Management Corporation (“Jezebel”) on March 16, 2005. The Company and Pinetree entered into a Joinder Agreement dated April 1, 2005 to include Pinetree as a secured party under the Amended and Restated Security Agreement dated March 16, 2005 between the Company, Woodlaken and Jezebel.

On April 5, 2005, the Company and each of Woodlaken, Jezebel and Pinetree agreed to extend the maturity of the notes to July 15, 2005.

Pinetree currently owns 1,171,474 shares of Series A Preferred Stock of the Company and holds warrants to purchase 1,771,474 shares of common stock of the Company. The managers of Woodlaken are Gary M. Laskowski, the Chairman of the Board of the Company and Jonathan D. Betts, a director of the Company. Woodlaken currently owns 150,000 shares of Series A Preferred Stock of the Company and holds irrevocable proxies to vote the outstanding shares of Series A Preferred Stock of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $300,000 from Woodlaken, Jezebel, Pinetree and others on the same terms as the promissory notes issued to Woodlaken, Jezebel and Pinetree.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described under Item 1.01, on April 1, 2005, the Company borrowed $50,000 from Pinetree and $10,000 from Woodlaken and issued a promissory note in the principal amount of $50,000 to Pinetree and a promissory note in the principal amount of $10,000 to Woodlaken. The notes are secured by a first priority security interest in all of the tangible and intangible assets of the Company. Each note may be accelerated by the holder upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the note. The notes were originally to mature on May 6, 2005. On April 5, 2005, the Company and each of Woodlaken and Pinetree agreed to extend the maturity of these notes to July 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: April 7, 2005                            By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)